                                    EXHIBIT 10.4.1



Amendment, dated July 1, 1997, to Subordinated Note, by and among TRC Companies, Inc., R & M Corporation, Richard D. Ellison and Miro Knezevic.

July 1, 1997


R&M Corporation
c/o Mr. Richard D. Ellison and
Mr. Miro Knezevic

Re:  TRC Companies, Inc.
     5.75% Subordinated Note
     Due March 21, 1997

Dear Dick and Miro:

This letter constitutes the Agreement between TRC Companies, Inc. ("TRC"), R&M Corporation ("R&M") and you with respect to the restructuring of the above-subject Note (the "Subordinated Note"). In consideration of the promises contained herein and other good and valuable consideration, the parties agree as follows:

     1. TRC will issue to R&M an Amended Subordinated Note in the form attached hereto as Exhibit A (the "Amended Note"). In return for such Amended Note, R&M will return the Subordinated Note to TRC marked "canceled" and waive all rights thereunder, and such Subordinated Note will be of no further force and effect except for rights as provided under paragraph 4 of this letter agreement.

     2. TRC will issue to R&M a Common Stock Purchase Warrant to purchase 50,000 shares of TRC Common Stock at a purchase price of $4.50 per share in the form attached as Exhibit B.

     3. TRC agrees to deliver the shares of TRC Common Stock to be delivered as the Contingent Payment as provided under Section 2.4 of the Asset Purchase Agreement dated March 21, 1994 by and among TRC, Environmental Solutions, Inc., Richard D. Ellison and Miro Knezevic (the "Asset Purchase Agreement") six months after the final principal payment is made as provided under paragraph 2.1 of the Amended Note, but in no event later than December 21, 1999. Delivery of the Contingent Payment prior to this date may only be made with the prior approval of R&M Corporation.

     4. The 2% late payment fee as provided for under Section 2.1 (b) of the Subordinated Note in the amount of $140,000 shall be abated and forgiven at such time as the final principal payment is timely made as provided under paragraph 2.1 of the Amended Note.

     5. TRC agrees to pay all reasonable expenses including reasonable attorney and accounting fees incurred by R&M and Messrs. Ellison and Knezevic in connection with this transaction within 30 days of presentation of invoices for such expenses.

     6. This Agreement and the documents issued pursuant hereto shall be governed by the laws of the State of Connecticut without giving effect to the principles of conflicts of law thereof. This Agreement including the attachments hereto and all documents incorporated or referred to herein or therein embodies the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written with respect thereto and shall inure to the benefit of and shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

Please indicate your acceptance of the foregoing by signing in the space below and returning a duplicate original of this Agreement.

Sincerely,


 /s/ Martin H. Dodd
----------------------
     Martin H. Dodd

MHD/pah

Attachments


ACCEPTED AND AGREED:

R& M CORPORATION


 /s/ Richard D. Ellison
-------------------------
      Richard D. Ellison



 /s/ Miro Knezevic
-------------------------
     Miro Knezevic

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR SECURITIES LAWS OF OTHER JURISDICTIONS AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH DISPOSITION IS EXEMPT FROM SUCH REGISTRATION REQUIREMENTS. THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT OF THE SENIOR INDEBTEDNESS IN THE MANNER AND TO THE EXTENT SET FORTH IN THE INTERCREDITOR AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO.

                                 TRC COMPANIES, INC.
                              AMENDED SUBORDINATED NOTE

                                   DUE JULY 1, 1999

$7,000,000                                                           July 1,1997

     FOR VALUE RECEIVED, TRC Companies, Inc., a Delaware corporation ("Maker"), promises to pay to R&M Corporation, a California corporation of which the stockholders as of the date of this Note are Richard D. Ellison and Miro Knezevic ("Payee"), without any right of setoff or counterclaim at the place and in the manner specified below, or at such other place as Payee may designate from time to time in writing, the principal sum of SEVEN MILLION AND 00/100 DOLLARS ($7,000,000), subject to reduction as provided herein, together with interest on the unpaid principal balance hereof payable at the rate per annum set forth below.

     SECTION 1.  Definitions.

     "Asset Purchase Agreement" means the Asset Purchase Agreement dated March 21, 1994 by and between Payee (then known as Environmental Solutions, Inc.), Maker, Richard D. Ellison and Miro Knezevic, as amended from time to time.

     "Business Day" means any day other than a Saturday, Sunday or a day on which banks are required or authorized to be closed in the State of Connecticut.

     "Default on Senior Indebtedness" means the occurrence of any default or event of default under Senior Indebtedness.

     "Events of Default" is defined in Section 5 of this Note.

     "Intercreditor Agreement" means the Intercreditor Agreement dated March 21, 1994, between Payee, the First National Bank of Boston and Maker, a copy of which is attached as Exhibit A hereto.

     "Interest Payment Date" is defined in Section 2.2 (b) of this Note.

     "Note" means this Amended Subordinated Note, as the same may be amended from time to time.

     "Obligations" means all of Maker's liabilities, obligations and indebtedness to Payee under this Note (including, without limitation, Maker's obligation to make payments of principal, premium, if any, and interest to Payee hereunder).

     "Person" means any person or entity including without limitation, a corporation, partnership, trust or joint venture).

     "Rate" means the greater of the interest rate paid on the Senior Indebtedness or seven and three quarters percent (7.75%).

     "Revolving Credit Agreement" means the Amended and Restated Revolving Credit and Term Loan Agreement dated as of March 15, 1995, among Maker and its subsidiaries and the First National Bank of Boston, as the same may be amended from time to time.

     "Senior Indebtedness" means the principal of, premium, if any, interest on, and all other obligatins incurred under the Revolving Credit Agreement, any successor facility or any renewal, extension, modification, refunding or refinancing of such agreement or any successor facility.

     "Stockholder" or "Stockholders" means each of Richard D. Ellison and Miro Knezevic, individually or collectively, as the case may be.

     Unless otherwise defined herein, terms used in the Asset Purchase Agreement shall have the same meanings when used in this Note.

     SECTION 2.  Terms.

     SECTION 2.1.  Repayment of Principal.

     (a) The principal balance of this Note shall be payable by Maker in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debt, in two (2) consecutive annual installments of THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000), and THREE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($3,500,000) plus accrued interest as provided under Section 2.2 (b) below, respectively, such installments to be paid on July 1, 1998 and July 1, 1999, respectively.

     (b) Any payment of principal under this Note which is paid more than thirty
(30) days after the date such payment is due and payable hereunder shall be increased by a penalty equal to two percent (2%) of such principal payment.

     (c) Upon any payment of principal of this Note pursuant to this Section 2.1, Payee shall make a notation of such payment on the Schedule of Payments attached as Exhibit B hereto and deliver a copy of such schedule to Maker.

     SECTION 2.2.  Interest; Payments.

     (a) Interest shall accrue on the unpaid principal amount of this Note at a rate per annum equal to the Rate.

     (b) Accrued interest on the outstanding principal amount of this Note at the rate of five and three quarters percent (5.75%) per annum shall be paid quarterly in arrears on October 1, 1997, and on the first day of each January, April, July and October thereafter (each an "Interest Payment Date"), until the Obligations are paid in full. Interest hereunder shall be computed on the basis of a year of 365 days for the actual number of days elapsed. If any payment of principal, premium, if any, or interest hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Both principal and interest hereunder are payable to Payee by wire transfer to such account as Payee may, from time to time, designate to Maker in writing. Accrued Interest equivalent to the difference between the Rate and 5.75%, which shall accrue beginning as of March 21, 1997, shall be added on each Interest Payment Date to the outstanding principal and shall accrue interest as principal and shall be paid as part of the final principal payment under Section 2.1 (a) above.

     (c) Notwithstanding subsections (a) or (b) above, should Maker fail to pay any principal payment or the current portion of any interest installment on this Note when such installment is due and payable hereunder, Maker shall pay interest on the unpaid principal amount of this Note at a rate per annum equal to nine percent (9%) from but not including the date when such installment was originally due and payable hereunder to and including the date on which such interest installment is paid.

     (d) Notwithstanding Section 2.1 or subsection (b) above, Maker may prepay the outstanding principal amount of and accrued and unpaid interest on this Note at any time either in whole or in part, without penalty with the prior written consent of the Payee which may be withheld by Payee for any reason. Maker shall deliver written notice of such prepayment to Payee at least thirty (30) days prior to prepayment. Each notice of prepayment delivered pursuant to this subsection (d) shall set forth the amount of such prepayment and the proposed date of such prepayment. Any prepayment of principal shall be applied against the installments of principal of this Note in order of maturity. Upon prepayment in whole, Payee shall surrender this Note to Maker for cancellation. Upon any prepayment in part of principal, Payee shall make a notation of such prepayment on the Schedule of Payments attached as Exhibit B hereto and deliver a copy of such schedule to Maker.

     SECTION 3.  Special Conditions.

     SECTION 3.1.  Subordination.  The payment of principal and interest on this
Note is subordinated to prior payment of the Senior Indebtedness in the manner and to the extent set forth in the Intercreditor Agreement.

     SECTION 3.2. Limitation on Senior Indebtedness. The amount of the Senior Indebtedness may not exceed $8 million without the prior approval of Payee.

     SECTION 3.3. Notice of Default. In the event Maker receives notice of a Default on Senior Indebtedness, Maker shall within five (5) business days provide written notice to Payee.

     SECTION 4. Restrictions on Liens. Maker will not create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind (collectively, "Liens") upon any of its property or assets of any character (other than upon any margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by Maker), whether now owned or hereafter acquired, or upon the income or profits therefrom; or transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors; or acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; or suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any indebtedness or claim or demand against it which if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles or chattel paper, with or without recourse, except for the following (collectively, "Permitted Liens"):

     (a) Liens granted to secure obligations of Maker and its subsidiaries under Senior Indebtedness;

     (b) To the extent permitted by the terms of the Senior Indebtedness, Liens securing the indebtedness incurred in connection with the acquisition of property or assets useful or intended to be used in carrying on the business of Maker or any of its subsidiaries, provided that such Liens shall encumber only the property or assets so acquired and do not exceed the fair market value thereof;

     (c) Liens to secure taxes, assessments and other government charges or claims for labor, material or supplies in respect of obligations not overdue;

     (d) Deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

     (e) Liens in respect of judgments or awards, the indebtedness with respect to which is permitted by the terms of the Senior Indebtedness;

     (f) Liens of carriers, warehousemen, mechanics and materialmen, and other like Liens, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue; and

     (g) Encumbrances consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's Liens under leases to which Maker or any of its subsidiaries is a party, and other minor Liens none of which in the reasonable opinion of Maker interferes materially with the use of the property affected in the ordinary conduct of the business of Maker and its subsidiaries, which defects do not individually or in the aggregate have a material adverse effect on the business of Maker on a consolidated basis;

unless, in the case of any Lien which is not a Permitted Lien, any payments made or to be made under this Note shall be secured equally and ratably with (or prior to) any other obligations secured by such Lien.

     SECTION 5.  Events of Default; Acceleration.

     If any of the following events ("Events of Default") shall occur:

     (a) if Maker shall fail to make any payment of principal of, premium, if any, or interest on this Note within thirty (30) days after written notice has been given to Maker by Payee of Maker's failure to pay such principal, premium, if any, or interest when the same shall become due and payable, whether at the stated date of maturity or at any other date fixed for payment;

     (b) if Maker shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money (excluding, however, (x) any obligation for borrowed money secured solely by real property of Maker and its subsidiaries and (y) any agreement relating to any pledge of, or restriction on the pledge or disposition of, margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by Maker or any of its subsidiaries), or (ii) fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money if, in the case of either clause (i) or (ii), such failure results in any obligation of Maker for borrowed money becoming due prior to its stated maturity; or

     (c) if Maker makes an assignment for the benefit of creditors, or admits in writing its inability to pay or generally fails to pay its debts as they mature or become due (excluding, however, any agreement relating to any pledge of, or restriction on the pledge or disposition of, margin stock, as defined in Regulation U of the Board of Governors of the Federal Reserve System, owned by Maker), or petitions or applies for the appointment of a trustee or other custodian, liquidator or receiver of Maker or of any substantial part of the assets of Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or takes any action to authorize or in furtherance of any of the foregoing, or if any such petition or application is filed or any such case or other proceeding is commenced against Maker and Maker indicates its approval thereof, consent thereto or acquiescence therein;

     (d) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Maker bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Maker in an involuntary case under Federal bankruptcy laws as now or hereafter constituted, and such decree or order remains in effect for more than sixty (60) days, whether or not consecutive;

     (e) if Maker shall sell, lease, exchange or otherwise dispose of all or substantially all of its assets, other than in the ordinary course of business;

     (f) if Maker shall become a party to any merger, consolidation or plan of liquidation, unless Maker will be the surviving or continuing corporation following such transaction; or

     (g) if Richard D. Ellison no longer holds the office of Chairman of the Board, Chief Executive Officer and President of Maker as a result of action by Maker's Board of Directors;

then, subject to Section 3 hereof, Payee may by notice in writing to Maker declare all amounts owing with respect to this Note to be, and they shall thereupon forthwith mature and become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by Maker; provided, that in the event of any Event of Default specified in subsection (c) or (d) hereof, all such amounts shall become immediately due and payable automatically and without any requirement of notice from Payee.

     Payee's failure at any time or times hereafter to require strict performance by Maker of any of the terms, conditions and provisions contained in this Note shall not waive, affect or diminish any right of Payee at any time or times hereafter to demand strict performance thereof and such right shall not be deemed to have been waived or modified by any act or knowledge of Payee, its agents, officers or employees, unless such waiver or modification is contained in an instrument in writing signed by an officer of Payee and directed to Maker specifying such waiver or modification. The remedies provided herein are cumulative and are not exclusive of any other remedies available to Payee at law or in equity. No waiver by Payee of any Event of Default shall operate as a waiver of any other Event of Default or the same Event of Default on a future occasion. No delay on the part of Payee in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Payee of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

     If any Event of Default occurs, subject to Section 3 hereof, Maker shall pay on demand all reasonable out-of-pocket expenses incurred or sustained by Payee in connection with the enforcement or protection of the rights of Payee under this Note, including costs of collection and the fees and disbursements of counsel.

     SECTION 6.  Miscellaneous.

     (a) Demand, presentment, protest and notice of nonpayment and protest and all rights to interpose any defense, setoff or counterclaim of any nature or description, including but not limited to any claims for indemnification under the Asset Purchase Agreement, are hereby waived by Maker.

     (b) This Note may be assigned by Payee.

     (c) The obligations of Maker under this Note may not be assigned or delegated without the written consent of Payee.

     (d) Whenever in this Note there is a reference made to either Payee or Maker, such reference shall be deemed to include a reference to the successors and permitted assigns of such party and, except as set forth in subsection (b) above, the provisions of this Note shall be binding upon and inure to the benefit of said successors and permitted assigns.

     (e) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered, personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, two days after the date of deposit in the United States mails as follows:

     To Maker:

     TRC Companies, Inc.
     5 Waterside Crossing
     Windsor, Connecticut 06095
     Attention:   Martin H. Dodd
                  Senior Vice President
     Fax No. (860) 298-6291


     To Payee:

     21 Technology Drive
     Irvine, California
     Attention:   Richard D. Ellison
                  President
                  and
                  Miro Knezevic
                  Executive Vice President
     Fax No. (714) 727-7311

or to such other address as any party shall furnish to the other by notice given in accordance with this Section.

     Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

     (f) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CONNECTICUT, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CONNECTICUT AND OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF CONNECTICUT (THE "CONNECTICUT COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREE NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE CONNECTICUT COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY CONNECTICUT COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     (g) The section and subsection titles contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

     (h) The invalidity or unenforceability of any provision of this Note in any jurisdiction shall not affect the validity or enforceability of the remainder of this Note in that jurisdiction or the validity or enforceability of this Note, including that provision, in any other jurisdiction. If any restriction or provision of this Note is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

     (i) Nothing in this Note is intended or shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Note or any provision contained herein.

     (j) This Note constitutes the entire agreement among the parties with respect to the transactions contemplated hereby and thereby, and supersedes all prior agreements and understandings, written or oral, with respect thereto.

     (k) Upon receipt by Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, Maker will make and deliver a new Note of like tenor (payable, in the case of transfer, in the name of the new holder) in lieu of this Note against receipt of Payee's personal undertaking to indemnify Maker against and hold it harmless from all reasonable costs arising as a result of its making and delivery of the new Note.

     This Note has been executed and delivered at Windsor, Connecticut, effective as of the date first above written.

                                        TRC COMPANIES, INC.



                                           /s/ John H. Claussen
                                         ------------------------
                                               John H. Claussen
                                               Senior Vice President

                                                                       EXHIBIT B

                                 SCHEDULE OF PAYMENTS



                               Amount of Payment Pursuant to        Remaining
               Principal    Section 2.1 or Prepayment Pursuant to   Principal
Date            Balance               Section 2.2                    Balance
----           ---------    -------------------------------------   ---------
July 1, 1997   $7,000,000               N/A                         $7,000,000
